Investor Contact:
                                           Jaime Vasquez
                                           (610) 208-2165
                                           jvasquez@cartech.com




IMMEDIATE RELEASE

                 CARPENTER TECHNOLOGY ISSUES
             $100 MILLION SENIOR UNSECURED NOTES


     Wyomissing, Pa. (May 20, 2003) - Carpenter Technology Corporation (NYSE:CRS) announced that it has priced the private placement of $100 million of 10-year senior unsecured notes with a coupon of 6.625%. The settlement date for the issuance is expected to be May 22, 2003. These notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

     Proceeds from the sale of the notes will be used to redeem the company's 9% debentures due 2022, which had a mandatory sinking fund requirement of $5 million annually between 2003 and 2021. The debentures are callable at a price of 103.82% plus accrued interest through the redemption date. Currently, there are approximately $90 million of the 9% debentures outstanding. The balance of the proceeds from the private placement will be used for general corporate purposes.

     The company will take a charge of approximately $4.5 million related to the redemption of the 9% debentures in its current fourth fiscal quarter, ending June 30, 2003.

     Carpenter produces and distributes specialty materials, including stainless steels, titanium alloys, superalloys and various engineered products. Information about Carpenter can be found on the Internet at www.cartech.com, with selected products sold online at www.carpenterdirect.com.

     This release may contain various "Forward-looking Statements" pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent Carpenter's expectations or beliefs concerning various future events, include statements concerning future revenues and continued growth or decline in various market segments. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2002, its Form 10-Q for quarter ended March 31, 2003, and Carpenter's most recent registration statement on Form S-4 filed on October 12, 2001, as amended on November 29, 2001. Such risks include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, power generation, automotive, industrial and consumer durables, all of which are subject to changes in general economic and financial market conditions; 2) the ability of Carpenter to recoup increased costs of electricity, natural gas, and raw materials, such as nickel, through increased prices and surcharges; 3) domestic and foreign excess manufacturing capacity for certain alloys that Carpenter produces; 4) fluctuations in currency exchange rates, resulting in increased competition and downward pricing pressure on certain Carpenter products; 5) the degree of success of government trade actions; 6) fluctuations in stock markets which could impact the valuation of the assets in Carpenter's pension trusts and the accounting for pension assets; 7) the potential cost advantages that new competitors or competitors who have reorganized through bankruptcy may have; 8) the transfer of manufacturing capacity from the United States to foreign countries; and 9) the consolidation of customers and suppliers. Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.